                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K/A



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  April 13, 1995


                         FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



          ARKANSAS                     0-11916                 71-0538646
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)         Identification Number)


            MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS  71730
           (Address of principal executive offices)       (Zip Code)



      Registrant's telephone number, including area code:  (501) 863-3181

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 8, 1995, First United Bancshares, Inc., El Dorado, Arkansas ("First United") made a current report under cover of Form 8-K regarding its January 31,1995 acquisition of all of the issued and outstanding shares of common stock of FirstBank, Texarkana, Texas ("FirstBank"). In connection with the acquisition of FirstBank, First United borrowed $5,000,000 of the aggregate $25,000,000 purchase price First United paid to stockholders of FirstBank from First Tennessee Bank, N.A.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         At the time of the filing of the current report on Form 8-K, it was impracticable to provide the required financial statements of FirstBank, Texarkana, Texas, as of December 31, 1994 and 1993 and for the years ended, and the pro-forma financial information of First United and FirstBank, Texarkana, Texas as of and for the year ended December 31, 1994. This amendment on Form 8-K is being filed pursuant to Item 7(a)(4) and (b)(2) thereof and provides such financial information and has been filed prior to sixty (60) days subsequent to the date of the Form 8-K must have been filed.

                    PRO FORMA COMBINING FINANCIAL STATEMENTS


        The following unaudited Pro Forma Combining Balance Sheet as of December 31, 1994, and the Unaudited Pro Forma Combining Income Statement for the year ended December 31, 1994 illustrate the effect of First United's acquisition of FirstBank as if the acquisition had occurred at January 1, 1994.

         These Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of First United which are incorporated by reference herein and FirstBank which are included herein.

         The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the date indicated above nor do they purport to indicate results which may be attained in the future.

                     PRO FORMA COMBINING BALANCE SHEET (1)


                                                                             DECEMBER 31, 1994
                                                    ------------------------------------------------------------------------
                                                                                         PRO FORMA               PRO FORMA
                                                    FIRST UNITED        FIRSTBANK       ADJUSTMENTS               COMBINED
                                                    ------------        ----------      -----------              -----------
                                                                               (in thousands)
                  ASSETS

Cash and due from banks                              $    49,419         $   8,905       $ (20,000)  (2)         $    38,324
Short-term investments                                    24,754             6,084                                    30,838
Securities held for sale                                 324,679                --                                   324,679
Investment securities                                    164,357            43,215                                   207,572
Net loans                                                502,826            91,232                                   594,058
Premises and equipment                                    15,541             4,758                                    20,299
Goodwill                                                   3,831               --            7,917   (3)              11,748
Other real estate owned                                      520               221                                       741
Other assets                                              20,683             1,906                                    22,589
                                                     -----------         ---------       ---------               -----------
               Total Assets                          $ 1,106,610         $ 156,321       $ (12,083)              $ 1,250,848
                                                     ===========         =========       =========               ===========

 LIABILITIES AND CAPITAL ACCOUNTS

Deposits                                             $   953,904         $ 137,794       $                       $ 1,091,698
Federal funds purchased and securities                                                                                   --
  sold under agreements to repurchase                     22,480               --                                     22,480
Other liabilities                                          7,892             1,444                                     9,336
Long-term debt                                            12,825                             5,000   (2)              17,825
                                                     -----------         ---------       ---------               -----------
                Total Liabilities                        997,101           139,238           5,000                 1,141,339
                                                     -----------         ---------       ---------               -----------

Preferred stock                                               --               --                                        --
Common stock                                               5,159             3,000          (3,000)  (4)               5,159
Surplus                                                   13,551             3,000          (3,000)  (4)              13,551
Undivided profits                                         99,612            11,083         (11,083)  (4)              99,612
Net unrealized loss on marketable
   equity securities                                      (8,813)              --                                     (8,813)
                                                     -----------         ---------       ---------               -----------
   Total Capital Accounts                                109,509            17,083         (17,083)                  109,509
                                                     -----------         ---------       ---------               -----------
              Total Liabilities and                  $ 1,106,610         $ 156,321       $ (12,083)              $ 1,250,848
              Capital Accounts                       ===========         =========       =========               ===========

                   PRO FORMA COMBINING INCOME STATEMENT (1)


                                                         FOR THE YEAR ENDED DECEMBER 31, 1994
                                           --------------------------------------------------------------------
                                                                                PRO FORMA            PRO FORMA
                                           FIRST UNITED       FIRSTBANK        ADJUSTMENTS            COMBINED
                                           ------------       ---------        -----------           ----------
                                                         (in thousands, except per share data)
Interest income                              $ 73,214          $10,486            $ (1,000) (5)      $  82,700
Interest expense                               30,253            3,847                 350  (6)         34,450
                                             --------          -------            --------           ---------
Net interest income                            42,961            6,639              (1,350)             48,250
Provision for loan losses                        (334)            (610)                                   (944)
                                             --------          -------            --------           ---------

Net interest income after provision for
   loan losses                                 42,627            6,029              (1,350)             47,306
Other income
   Service charges on deposit accounts          3,229              482                                   3,711
   Trust department income                      1,379              415                                   1,794
   Security gains                                   9               79                                      88
   Other service charges and fees                  --              368                                     368
   Other operating income                       1,530              220                                   1,750
                                             --------          -------            --------           ---------
             Total Other Income                 6,147            1,564                                   7,711
Other expense

   Salaries                                    11,071            1,955                                  13,026
   Pension and other employee benefits          3,644               --                                   3,644
   Net occupancy expense                        2,435              567                                   3,002
   Equipment expense                            1,318              451                                   1,769
   Data processing expense                      1,511               --                                   1,511
   Other operating expense                      8,818            2,174                 528  (7)         11,520
                                             --------          -------            --------           ---------
             Total Other Expense               28,797            5,147                 528              34,472
                                             --------          -------            --------           ---------
Income before income taxes                     19,977            2,446              (1,878)             20,545
Income tax expense                              5,969              778                (473) (8)          6,274
                                             --------          -------            --------           ---------
Income from continuing operations            $ 14,008          $ 1,668            $ (1,405)          $  14,271
                                             ========          =======            ========           =========
Earnings per share (9)                       $   2.72                                                $    2.77
Weighted average shares oustanding              5,159                                                    5,159

               NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS


1. The adjustments to the unaudited Pro Forma Combining Financial Statements do not give effect to direct transaction costs associated with the consummation of the Merger. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the date indicated, nor necessarily indicative of future operating results or financial position.

2. This adjustment represents the payment of $25,000,000 by First United to acquire FirstBank. The purchase price was funded through $20,000,000 in cash on hand and $5,000,000 in additional debt incurred.

3. This adjustment reflects the excess of cost over net tangible assets acquired in the Merger. For purposes of allocating the acquisition costs among the various assets acquired, First United has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributable to goodwill. It is First United's intention, subsequent to the Merger, to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among the tangible and intangible assets acquired may change.

4. These adjustments represent the elimination of FirstBank's capital accounts.

5. This adjustment represents the interest income which would not have been earned on the $20,000,000 used to fund the Merger at an assumed rate of 5.00%.

6. This adjustment represents the recognition of interest expense on additional borrowings of First United to fund the Merger. The interest expense was calculated based on First United's incremental borrowing rate of 7.00% at December 31, 1994.

7. This adjustment reflects amortization over 15 years of the excess of cost over net tangible assets acquired in the Merger (see Note 3).

8. This adjustment represents the tax effect of adjustments due to the inclusion of the acquired operations. The tax provisions were calculated at the statutory federal income tax rate of 35% applied to items impacting taxable income.

9. Pro forma per share data are calculated using the pro forma net income divided by the pro forma weighted average common shares outstanding. Because no shares were issued in the Merger, the pro forma weighted average shares outstanding is the First United weighted average shares outstanding.

                                   FIRSTBANK

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993

                                                    TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS                                                  1

FINANCIAL STATEMENTS:

    Balance Sheets                                                                                   2-3

    Statements of Income                                                                              4

    Statements of Changes in Stockholders' Equity                                                     5

    Statements of Cash Flows                                                                          6

    Notes to Financial Statements                                                                    7-19

                          INDEPENDENT AUDITORS' REPORT



[THOMAS & THOMAS LETTERHEAD]



Board of Directors
FirstBank
Texarkana, Texas

We have audited the accompanying balance sheets of FIRSTBANK as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FIRSTBANK as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                  /s/ THOMAS AND THOMAS
                                                  CERTIFIED PUBLIC ACCOUNTANTS



January 27, 1995
Texarkana, Arkansas

                                                                       FIRSTBANK
                                                            FINANCIAL STATEMENTS

                             FINANCIAL STATEMENTS

                      THIS PAGE LEFT BLANK INTENTIONALLY

                                   FIRSTBANK

                                BALANCE SHEETS
                                 DECEMBER 31,

                                                                                 1994                   1993
                                                                            --------------        --------------
ASSETS

    Cash and Due From Banks                                                 $  8,905,439           $  5,132,694

    Federal Funds Sold                                                         6,083,635                227,035
                                                                            ------------           ------------

         Cash and Cash Equivalents                                            14,989,074              5,359,729


    Investment Securities (Note 2)                                            43,215,279             57,419,279
                                                                            ------------           ------------

    Loans (Note 3)                                                            92,839,252             91,790,246

    Allowance for Loan Losses (Note 4)                                        (1,607,363)            (1,403,961)
                                                                            ------------           ------------


         Net Loans                                                            91,231,889             90,386,285
                                                                            ------------           ------------


    Premises and Equipment (Note 5)                                            4,758,127              4,820,046

    Other Real Estate                                                            220,712                661,490

    Interest Receivable                                                        1,430,936              1,396,077

    Other Assets                                                                 475,294                481,651
                                                                            ------------           ------------




         TOTAL ASSETS                                                       $156,321,311           $160,524,557
                                                                            ============           ============




The accompanying notes are an integral part of these financial statements.

                                   FIRSTBANK

                                 BALANCE SHEETS
                                  DECEMBER 31,

                                                                                1994                    1993
                                                                          -----------------      -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY

    Non-interest Bearing Deposits                                           $ 19,583,294           $ 18,316,576

    Interest Bearing Deposits (Note 6)                                       118,211,119            123,204,200
                                                                            ------------           ------------

         TOTAL DEPOSITS                                                      137,794,413            141,520,776

    Federal Funds Purchased                                                      ---                    800,000

    Accrued Interest and Other Liabilities                                     1,443,963              1,571,905
                                                                            ------------           ------------

         TOTAL LIABILITIES                                                   139,238,376            143,892,681
                                                                            ------------           ------------

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS' EQUITY

    Capital Stock

         Common, Par Value, $27.843 per Share,
            Authorized 107,747 Shares, Issued and
             Outstanding, 107,747 Shares                                       3,000,000              3,000,000
    Additional Paid-in Capital                                                 3,000,000              3,000,000

    Retained Earnings (Note 8)                                                11,082,935             10,631,876
                                                                            ------------           ------------

         TOTAL STOCKHOLDERS' EQUITY                                           17,082,935             16,631,876
                                                                            ------------           ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $156,321,311           $160,524,557
                                                                            ============           ============




The accompanying notes are an integral part of these financial statements.

                                   FIRSTBANK

                              STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                               1994                  1993
                                                                         ---------------        ---------------
INTEREST INCOME
    Interest and Fees on Loans                                              $  7,543,131           $  7,347,774
    Interest on Federal Funds Sold                                               205,228                 98,295
    Interest on Investment Securities                                          2,738,129              3,109,575
                                                                            ------------           ------------

         TOTAL INTEREST INCOME                                                10,486,488             10,555,644
                                                                            ------------           ------------

INTEREST EXPENSE
    Interest on Deposits                                                       3,842,176              4,014,336
    Interest on Federal Funds Purchased                                            5,124                  6,277
                                                                            ------------           ------------

         TOTAL INTEREST EXPENSE                                                3,847,300              4,020,613
                                                                            ------------           ------------

         NET INTEREST INCOME                                                   6,639,188              6,535,031

PROVISION FOR LOAN LOSSES (Note 4)                                              (609,835)               (37,534)
                                                                            ------------           ------------
         NET INTEREST INCOME AFTER PROVISION FOR
             LOAN LOSSES                                                       6,029,353              6,497,497
                                                                            ------------           ------------

OTHER OPERATING INCOME
    Service Charges on Deposit Accounts                                          481,989                541,312
    Other Service Charges and Fees                                               368,375                334,400
    Investment Securities Gains                                                   79,480                463,907
    Trust Department Income                                                      414,918                533,673
    Other Income                                                                 219,587                127,871
                                                                            ------------           ------------

         TOTAL OTHER OPERATING INCOME                                          1,564,349              2,001,163
                                                                            ------------           ------------

OTHER OPERATING EXPENSES
    Salaries and Employee Benefits                                             1,955,190              1,855,356
    Net Occupancy Expense                                                        567,193                528,799
    Equipment Expense                                                            451,045                474,139
    Other Operating Expenses                                                   2,174,209              1,847,465
                                                                            ------------           ------------

         TOTAL OTHER OPERATING EXPENSES                                        5,147,637              4,705,759
                                                                            ------------           ------------

INCOME BEFORE INCOME TAXES                                                     2,446,065              3,792,901
    Income Tax Expense (Note 7)                                                  778,039              1,508,882
                                                                            ------------           ------------

NET INCOME                                                                  $  1,668,026           $  2,284,019
                                                                            ============           ============


The accompanying notes are an integral part of these financial statements.

                                   FIRSTBANK

                    STATEMENTS OF CHANGES IN STOCKHOLDERS'
                    EQUITY FOR THE YEARS ENDED DECEMBER 31,
                                 1994 AND 1993


                                                        Additional                          Unrealized Gain(Loss)        Total
                                                         Paid-In           Retained          on Securities Held       Stockholders'
                                  Capital Stock          Capital           Earnings               for Sale               Equity
                                  -------------      ----------------   --------------    ------------------------    -------------
Balances at December 31,
   1992                           $ 3,000,000        $ 3,000,000        $ 8,502,084       $        ---                $14,502,084

Net Income                                                                2,284,019                                     2,284,019

Dividends Paid                                                             (176,874)                                     (176,874)

Effect of Holding Company
   Liquidation (Note 15)                                                     22,647                                        22,647
                                  -----------        -----------        -----------       ------------------          -----------
Balances at December 31,
   1993                             3,000,000          3,000,000         10,631,876                                    16,631,876

Net Income                                                                1,668,026                                     1,668,026

Dividends Paid                                                           (1,185,217)                                   (1,185,217)

Net Unrealized Gain(Loss)
   on Securities Held for
   Sale                                                                                              (31,750)             (31,750)
                                  -----------        -----------        -----------       ------------------          -----------

Balances at December 31,
   1994                           $ 3,000,000        $ 3,000,000        $11,114,685       $          (31,750)         $17,082,935
                                  ===========        ===========        ===========       ==================          ===========


                                   FIRSTBANK

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                     1994               1993
                                                                                 -------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                                   $ 1,668,026          $ 2,284,019
   Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
         Depreciation and Amortization                                              563,434              534,121
         Provision for Loan Losses                                                  609,835               37,534
         (Gain) Loss on Sale of Other Real Estate                                   (34,182)             165,924
         (Gain) Loss on Sale of Investment Securities                               (79,480)            (463,907)
         (Gain) Loss on Sale of Premises and Equipment                               (4,141)              30,692
         (Increase) Decrease in Interest Receivable                                 (34,859)              41,343
         (Increase) Decrease in Other Assets                                          6,357             (221,996)
         Unrealized Loss on Investment Securities                                   (31,750)            ---
         Increase (Decrease) in Accrued Interest Payable
            and Other Liabilities                                                  (927,942)            (195,378)
                                                                                -----------          -----------

   Net Cash Provided by Operating Activities                                      1,735,298            2,212,352
                                                                                -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net Increase in Loans                                                         (1,617,221)          (6,065,420)
   Purchase of Bank Premises and Equipment                                         (496,449)            (665,722)
   Proceeds from Sale of Premises and Equipment                                      37,141                8,850
   Proceeds from Sale of Other Real Estate                                          598,676              438,430
   Proceeds from Sale of Investment Securities                                   28,656,094           19,946,206
   Purchase of Investment Securities                                            (14,372,614)         (20,958,454)
                                                                                -----------          -----------

   Net Cash Provided (Used) by Investing Activities                              12,805,627           (7,296,110)
                                                                                -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net Decrease in Deposit Accounts                                              (3,726,363)          (1,372,115)
   Dividends Paid                                                                (1,185,217)            (176,874)
                                                                                -----------          -----------

   Net Cash Used by Financing Activities                                         (4,911,580)          (1,548,989)
                                                                                -----------          -----------

Increase (Decrease) in Cash and Cash Equivalents                                  9,629,345           (6,632,747)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                      5,359,729           11,992,476
                                                                                -----------          -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                          $14,989,074          $ 5,359,729
                                                                                ===========          ===========



The accompanying notes are an integral part of these financial statements.

                                   FIRSTBANK
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          FirstBank (the Bank) provides a full range of banking and mortgage services to individual and corporate customers. The Bank is subject to competition from other financial institutions and is subject to the regulation of certain state and federal agencies. The Bank undergoes periodic examinations by those regulatory agencies. The following are descriptions of the more significant accounting and reporting policies.

       BASIS OF FINANCIAL STATEMENT PRESENTATION

          The financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

          Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of other real estate owned, management obtains independent appraisals for significant properties.

          Management believes that the allowance for loan losses and the valuation of other real estate owned are adequate. While management uses available information to recognize losses on loans and the valuation of other real estate owned, future losses may be accruable based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans and valuation of other real estate. Such agencies may require the Bank to recognize additional losses based on their assessment of information available to them at the time of their examination.

       CASH EQUIVALENTS

          The Bank considers all due from banks and federal funds sold as cash equivalents.

       INVESTMENT SECURITIES

          Investments in securities intended to be held until maturity are valued at cost and adjusted for amortization of premium and accretion of discount. Premiums and discounts on investment securities are amortized (deducted) and accreted (added) to interest income on the constant yield method over the period to maturity of the related security.

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       INVESTMENT SECURITIES (CONTINUED)

          Interest and dividends on investment securities are reported in operating income. Realized gains and losses on the sale of investment securities are reported separately as securities gains (losses).

          Gains and losses on security transactions are recognized, using the specific identification method. In considering whether securities can be held until maturity, management considers whether there are conditions, such as liquidity or regulatory requirements, which would impair its ability to hold such securities until maturity. At present, management is not aware of any such conditions. Management has reviewed the securities individually to determine whether there are permanent declines in net realizable values and whether appropriate write downs have been recorded.

          Management has reviewed the securities held for sale and determined that there are $31,750 in unrealized losses at December 31, 1994. This amount has been appropriated from retained earnings.

       LOANS AND ALLOWANCE FOR LOAN LOSSES

          Loans are stated at the amount of unpaid principal, reduced by unearned discount. Unearned discount on installment loans is recognized as income over the term of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category. General reserves have been established based upon the aforementioned factors and allocated to the individual loan categories. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

       PREMISES AND EQUIPMENT

          Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense, using the straight-line method over the estimated useful lives of the assets.

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       OTHER REAL ESTATE

          Real estate acquired in foreclosure or in settlement of debt is carried at the lower of cost or fair market value. Fair market value at the time of foreclosure or settlement of debt is based on a current appraisal of the property. Any reduction to fair market value from carrying value is accounted for as a loan loss at the time the property is acquired. Management evaluates the fair market value of individual properties in other real estate periodically and any subsequent write-downs of the carrying value of the properties are charged to losses on other real estate and credited directly to the carrying value of individual properties.

       FEE INCOME

          Loan fees, net of direct origination costs, are recognized as revenue on a yield basis over the term of the loans.

       INCOME TAXES

          Deferred income taxes are provided on certain transactions which are recognized for financial statement purposes in years different than for income tax purposes. The principal items causing these timing differences are depreciation, provision for loan losses and employee benefits.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

          Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (Statement 107), requires that the Bank disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth in the following notes to the financial statements. The carrying amounts for short-term investments such as interest-bearing deposits in banks and federal funds sold approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns.

          Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                                   FIRSTBANK
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Fair value estimates have been made for existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business or the value of assets and liabilities that are not considered financial instruments. The trust department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax benefits and bank premises and equipment. In addition, the tax ramifications related to the realization of any unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the fair value.

NOTE 2 - INVESTMENT SECURITIES

          The amortized cost and approximate market values of investments in securities at December 31, were as follows:

                                                                 Gross              Gross          Approximate
                                          Amortized           Unrealized          Unrealized         Market
                                            Cost                 Gains              Losses            Value
                                       ----------------     --------------      --------------   ----------------
       December 31, 1994
          U.S. Treasury                 $   36,055,104      $       9,593       $   (1,086,851)    $   34,977,846
          State and Political
             Subdivisions                    7,066,655                502             (148,803)         6,918,354
          Other Securities                      93,520                                                     93,520
                                        --------------      -------------       --------------     --------------

                                        $   43,215,279      $      10,095       $   (1,235,654)    $   41,989,720
                                        ==============      =============       ==============     ==============

       December  31, 1993
          U.S. Treasury                 $   49,487,201      $     766,344       $      (8,857)     $   50,244,688
          State and Political
             Subdivisions                    7,838,558             57,709              (2,859)          7,893,408
          Other Securities                      93,520                                                     93,520
                                        --------------      -------------       -------------      --------------

                                        $   57,419,279      $     824,053       $     (11,716)     $   58,231,616
                                        ==============      =============       =============      ==============

                                   FIRSTBANK

                         Notes to Financial Statements
                           December 31, 1994 and 1993

       NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

          Maturities of investment securities at December 31, were as follows:

                                                                                                  Approximate
                                                                             Amortized              Market
                                                                               Cost                  Value
                                                                          ----------------      ----------------
       December 31, 1994
          One Year or Less                                                  $    9,708,257        $    9,662,965
          After One Through Five Years                                          33,413,502            32,233,235
          After Ten Years                                                           93,520                93,520
                                                                            --------------        --------------

                                                                            $   43,215,279        $   41,989,720
                                                                            ==============        ==============

       December 31, 1993
          One Year or Less                                                  $   27,179,195        $   27,539,613
          After One Through Five Years                                          30,146,564            30,598,483
          After Ten Years                                                           93,520                93,520
                                                                            --------------        --------------

                                                                            $   57,419,279        $   58,231,616
                                                                            ==============        ==============

          The book value of securities pledged as collateral, to secure public deposits and for other purposes, amounted to $34,776,064 and $31,054,875 at December 31, 1994 and 1993, respectively. The approximate market value of this pledged collateral was $33,760,644 and $31,663,448 as of December 31, 1994 and 1993.

          Proceeds from sales of investment securities for 1994 and 1993 were $28,656,094 and $19,946,206, respectively, resulting in gross gains of $79,480 and $463,907 in 1994 and 1993.

NOTE 3 - LOANS

          The various loan categories at December 31, are summarized as follows:

                                                                                 1994                   1993
                                                                             -------------         --------------
          Commercial Loans                                                     $35,578,402           $36,239,715
          Real Estate Loans                                                     44,540,214            41,603,375
          Consumer Loans                                                        12,720,636            13,947,156
                                                                               -----------           -----------

                                                                               $92,839,252           $91,790,246
                                                                               ===========           ===========

          Unearned discounts on loans were $1,551,997 and $1,738,796 in 1994 and 1993.

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993


NOTE 3 - LOANS (CONTINUED)

          Loans on which the accrual of interest has been discontinued aggregated $424,599 and $205,641at December 31, 1994 and 1993. The interest income not recognized on these loans was approximately $2,208 and $5,305 during 1994 and 1993.

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

          Transactions in the allowance for loan losses were as follows:

                                                                                  1994                   1993
                                                                              --------------         -------------
          Balance, Beginning of Year                                            $1,403,961            $1,498,305
          Additions:
             Provision Charged to Expense                                          561,835                37,534
          Deductions:
             Losses Charged to Allowance, Net of
                Recoveries of $87,062 in 1994
                and $153,540 in 1993                                               358,433               131,878
                                                                                ----------            ----------

          Balance, End of Year                                                  $1,607,363            $1,403,961
                                                                                ==========            ==========

NOTE 5 - PREMISES AND EQUIPMENT

          Major classifications of premises and equipment, stated at cost, at December 31, were as follows:

                                                                                 1994                   1993
                                                                            --------------         -------------
          Land                                                                $    677,227           $   710,227
          Building and Improvements                                              5,317,099             5,071,893
          Equipment                                                              3,038,662             3,211,870
                                                                              ------------           -----------
                                                                                 9,032,988             8,993,990
          Accumulated Depreciation                                               4,274,861             4,173,944
                                                                              ------------           -----------

                                                                              $  4,758,127           $ 4,820,046
                                                                              ============           ===========

NOTE 6 - INTEREST BEARING DEPOSITS

          Interest bearing deposits in denominations of $100,000 or more were $4,238,338 and $4,477,724 on December 31, 1994 and 1993.

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993


NOTE 7 - INCOME TAXES

          During 1993 the Bank adopted Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

          The adoption of SFAS 109 did not materially affect the deferred income tax liability accounted for under APB 11 (deferred method).

          The provision for income taxes at December 31, was comprised of the following components:

                                                                                 1994                   1993
                                                                             -------------         -------------
          Income Taxes Currently Payable                                      $    780,637          $  1,312,516
          Deferred Income Taxes Payable                                             (2,598)              196,366
                                                                              ------------          ------------

          Provision for Income Taxes                                          $    778,039          $  1,508,882
                                                                              ============          ============

          Other liabilities include future income taxes payable of $193,768 and $196,366 at December 31, 1994 and 1993. The estimated tax effects of major temporary differences comprising the liabilities are as follows:

                                                                                    1994                 1993
                                                                                  Deferred              Deferred
                                                                                   Expense               Expense
                                                                                  (Benefit)             (Benefit)
                                                                               --------------        --------------

          Provision for Loan Losses                                              $(170,033)            $(108,267)
          Deferred Compensation Benefits                                           (23,001)               (5,401)
          Valuation Adjustments of Other Real Estate                               (18,859)              (49,980)
          Deferred Costs of Loan Production                                        155,546               189,856
          Premises and Equipment                                                   250,115               170,158
                                                                                 ---------             ---------

          Total Deferred Tax Expense                                             $ 193,768             $ 196,366
                                                                                 =========             =========

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993


NOTE 7 - INCOME TAXES (CONTINUED)

          The following schedule reconciles the income tax expense applicable to operating income to the "expected" income tax expense computed by multiplying income before income taxes by the statutory federal income tax rate of 34%.

                                                                                  1994                  1993
                                                                              ------------         -------------
          Computed "Expected" Tax Expense                                       $  831,662            $1,289,586
          Increase (Decrease) in Taxes Resulting From
             Deferred Income Tax                                                    18,388               196,366
             Tax Exempt Income                                                     (98,765)              (78,227)
             Other Differences, Net                                                 26,754               101,157
                                                                                ----------            ----------

                                                                                $  778,039            $1,508,882
                                                                                ==========            ==========

NOTE 8 - RETAINED EARNINGS

          At December 31, 1994 and 1993, the FDIC and other federal regulatory agencies required member banks to maintain a minimum amount of capital (total capital to total assets ratio of not less than 6%). Regulatory capital equals total stockholders' equity plus the allowance for loan losses. At December 31, 1994 and 1993, the Bank exceeded its minimum capital requirements.

          During 1989, regulatory agencies issued new risk-based capital guidelines for U.S. banking organizations. These standards require a minimum level of total capital equal to 8.0% of risk-adjusted assets at each year end. The Bank exceeded its minimum standards at December 31, 1994 and 1993.

          The bank is subject to a legal limitation on dividends that can be paid to the shareholders without prior approval of the applicable regulatory agencies. Under current regulations, the regulatory capital requirements for the payment of dividends at December 31, 1994 and 1993 were $5,122,511 and $4,705,831.

NOTE 9 - TRANSACTIONS WITH RELATED PARTIES

          At December 31, 1994 and 1993, the bank had loans outstanding to officers, directors and employees in the total amount of $2,521,673 and $3,121,217, respectively.

          In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. None of these loans were carried in nonaccrual status or were past due 90 days or more.

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993


NOTE 10 - EMPLOYEE BENEFIT PLANS

          The Bank has established the FirstBank Retirement Plan for the benefit of all its employees. The Plan is a combination of an employee stock ownership plan and a deferred income 401(K) plan. The Bank's contributions for the years ended December 31, 1994 and 1993 were $69,000 and $62,000, respectively. The contributions are discretionary by the Board of Directors.

          The Bank also has a deferred compensation agreement with an officer. The agreement provides for monthly payments to the officer or beneficiary for life. The amount of deferred compensation has not been included in operating expenses and does not have a material effect on the financial statements at December 31, 1994 and 1993.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

          The Bank is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Bank's financial position.

NOTE 12 - ADDITIONAL CASH FLOW INFORMATION

                                                                                1994                   1993
                                                                           ---------------        --------------
          Interest Paid                                                       $  3,812,780           $ 4,040,811

          Income Taxes Paid                                                   $  1,010,887           $ 2,692,092

          Financed Sales of Other Real Estate                                 $    370,501           $   293,885

NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CREDIT RISK CONCENTRATIONS

          The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

          The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CREDIT RISK CONCENTRATIONS (CONTINUED)

          A summary of financial instruments with off-balance-sheet risk at December 31, 1994 and 1993 was as follows:

                                                                                  1994                  1993
                                                                              --------------        --------------
          Commitments to extend credit                                          $4,886,085            $4,866,526
          Standby letters of credit                                                 60,104                82,000

          The fair value of commitments to extend credit and standby letters of credit would be estimated using the fees currently charged for similar agreements. Due to the insignificance of the fees that would currently be charged for such agreements and the short-term nature of the current agreements, usually 1 year or less, no fair value estimates have been made for financial instruments with off-balance-sheet risk.

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties. Most of the Bank's lending activities are with customers located in the immediate trade area.

          Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.
          All of the Bank's standby letters of credit written at December 31, 1994, expire in 1995 and all of the Bank's standby letters of credit written at December 31, 1993, expired in 1994. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

NOTE 14 - FAIR VALUE OF LOANS AND DEPOSITS

          FAIR VALUE OF LOANS

          Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial and installment and are further separated into those loans which have fixed or adjustable rate interest terms and by performing and nonperforming (nonaccrual) categories.

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993


NOTE 14 - FAIR VALUE OF LOANS AND DEPOSITS (CONTINUED)

          The fair value of performing loans is calculated by discounting scheduled cash flows through the stated maturity date using estimated market discount rates that reflect the current origination rates as well as the credit and interest rate risk inherent in the portfolio. The estimated market discount rates have also been adjusted to reflect estimated prepayment risk in the portfolio based upon the Bank's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

          The fair value for nonperforming loans is based on estimated cash flows discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, timing of cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

          The estimated fair values for the Banks loans were as follows:

                                                                                                    Estimated
                                                                       Carrying Amounts (1)        Fair Value
                                                                       ----------------          ---------------
          December  31, 1994

             Personal Loans                                              $12,720,636                 $10,992,530
             Business Loans                                               35,578,402                  35,283,266
             Real Estate Loans                                            44,540,214                  43,737,785
             Allowance for Loan Losses (2)                                (1,607,363)                     ---
                                                                       -------------                 -----------

                                                                       $  91,231,889                 $90,013,581
                                                                       =============                 ===========

          December 31, 1993

             Personal Loans                                            $  13,947,156                 $15,097,066
             Business Loans                                               36,239,715                  36,156,692
             Real Estate Loans                                            41,603,375                  41,927,320
             Allowance for Loan Losses (2)                                (1,403,961)                     ---
                                                                       -------------                 -----------

                                                                       $  90,386,285                 $93,181,078
                                                                       =============                 ===========

          (1) Management has made estimates of fair value discount rates that it believes to be reasonable. Since there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented above would be indicative of the value negotiated in an actual sale.

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

NOTE 14 - FAIR VALUE OF LOANS AND DEPOSITS (CONTINUED)

          (2) The allowance for loan losses has not been allocated to the various carrying value classifications since the fair value calculations for each classification considers credit risk.

          FAIR VALUE OF DEPOSITS

          Under Statement 107, issued by the Financial Accounting Standards Board, the fair value of deposits with no stated maturity, such as demand deposits and savings, is equal to the amount payable on demand. The fair value of certificates of deposit and IRAs is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

          The estimated fair values for the banks deposits were as follows:

                                                                              Carrying               Estimated
                                                                                Amount              Fair Value
                                                                           ----------------     -----------------
          December 31, 1994
             Non-interest Bearing Demand                                     $  19,583,294         $  19,583,294
             Interest Bearing Demand                                            35,978,050            35,978,050
             Savings                                                            13,584,302            13,584,302
             Certificates of Deposits and IRAs:
                Maturing in One Year or Less                                    42,678,857            42,678,857
                Maturing Between One and Three Years                            10,334,982            10,288,800
                Maturing Beyond Three Years                                     13,002,069            12,743,044
                Variable Rate IRAs with no Stated Maturity                       2,632,859             2,632,859
                                                                             -------------         -------------

                                                                             $ 137,794,413         $ 137,489,206
                                                                             =============         =============

          December 31, 1993
             Non-interest Bearing Demand                                     $  18,316,576         $  18,316,576
             Interest Bearing Demand                                            36,918,417            36,918,417
             Savings                                                            13,550,606            13,550,606
             Certificates of Deposits and IRAs:
                Maturing in One Year or Less                                    57,269,340            57,269,340
                Maturing Between One and Three Years                             6,254,946             6,288,978
                Maturing Beyond Three Years                                      6,674,831             6,714,697
                Variable Rate IRAs with no Stated Maturity                       2,536,060             2,548,178
                                                                             -------------         -------------

                                                                             $ 141,520,776         $ 141,606,792
                                                                             =============         =============

          The fair value estimates above do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

                                   FIRSTBANK

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993


NOTE 15 - ELIMINATION OF HOLDING COMPANY

          Oaklawn Financial Corporation, the holding company of the Bank was merged into FirstBank during 1993 in a tax free reverse triangular merger. The merger resulted in an addition to the Bank's retained earnings of $22,647.

NOTE 16 - MERGER

          In late 1994, the stockholders of the Bank agreed to sell their stock in FirstBank. This action will result in the merger of FirstBank into the purchasing holding company in early 1995.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      FIRST UNITED BANCSHARES, INC.
                                      (REGISTRANT)


                                      By  /s/ John E. Burns
                                          John E. Burns, Vice President and
                                           Chief Financial Officer

Date:  April 13, 1995